HemaCare Corporation

                                EXHIBIT 11

                    Basic and Diluted Net Loss per Share

                                               Three Months Ended          Six Months Ended
                                                     June 30,                  June 30,
                                           ---------------------------  ----------------------
                                              2004           2003          2004        2003
                                           -----------    ------------  ----------  ----------
                   BASIC
             -----------------
Weighted average common shares used
 to compute basic earnings per share..      7,756,060      7,751,060     7,756,060    7,751,060
                                           ===========    ===========   ===========  ===========

                   Net income.........     $  488,000     $ (272,000)   $  734,000   $ (264,000)
                                           ===========    ===========   ===========  ===========

Basic net income (loss) per share.....     $     0.06     $    (0.04)   $     0.09   $    (0.03)
                                           ===========    ===========   ===========  ===========

                 DILUTED
            ----------------
Weighted average common shares used
 to compute diluted earnings per share.     7,756,060      7,751,060     7,756,060    7,751,060
                                           ===========    ===========   ===========  ===========
Dilutive common equivalent shares
 attributable to stock options
 (based on average market price)......        284,056              -       204,082            -

Dilutive common equivalent shares
 attributable to warrants (based
 on average market price).............         48,962              -        39,307            -
                                           -----------   ------------   -----------  -----------
Weighted average common shares used
 to compute diluted earnings per share.     8,089,079      7,751,060     7,999,449    7,751,060
                                           ===========    ===========   ===========  ===========

                   Net income (loss)..     $  488,000     $ (272,000)   $   734,000  $ (264,000)
                                           ===========    ===========   ===========  ===========

Dilutive net income (loss) per share..     $     0.06    $    (0.04)   $      0.09  $    (0.03)
                                           ===========    ===========   ===========  ===========


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